SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 Check the appropriate box:

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Micro Imaging Technology, Inc.

(Name of Registrant as Specified in Its Charter)

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Micro Imaging Technology, Inc.

970 Calle Amanecer, Suite F

San Clemente, California 92673

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY

STOCKHOLDERS

To the Stockholders of Micro Imaging Technology, Inc.:

We are furnishing this information statement to advise you that a majority of the shareholders of Micro Imaging Technology, Inc. (the “Company”) has approved an amendment to the Company’s Articles of Incorporation which decreases the total number of authorized shares of common stock from 2,500,000,000 to 25,000,000 and also effects a 1-for-500 reverse split of the issued and outstanding shares of common stock.

This amendment was effected by authority of the Board of Directors of the Company and the written consent of the holders of a majority of the Company’s Common Stock.

Pursuant to the affirmative vote of the holders of a majority of the Company’s issued and outstanding Common Stock, the Company’s Articles of Incorporation will be amended to reflect a change in the number of shares of authorized common stock (the “Amendment”).

The Amendment was approved unanimously by our Board of Directors. On February 8, 2013, holders of a majority of the shares of our Common Stock acted by written consent to approve the Amendment.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS ACTION.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The amendment to our Articles of Incorporation will not be effective until a Certificate of Amendment is filed with the California Secretary of State.

By Order of the Board of Directors,

/s/ Jeffrey Nunez

Jeffrey Nunez, President

San Clemente, California

Dated: March 20, 2013

Micro Imaging Technology, Inc.

970 Calle Amanecer, Suite F

San Clemente, California 92673

INFORMATION STATEMENT

The Board of Directors of Micro Imaging Technology, Inc. is furnishing this Information Statement to provide notice of a description of actions taken by our Board of Directors and by the holders of a majority of our outstanding shares of common stock on February 8, 2013 in accordance with the relevant sections of the California Corporations Code.

This Information Statement is being mailed on or about March 21, 2013 to stockholders of record on March 1, 2013. The Information Statement is being delivered only to inform you of the corporate action described herein, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions to be taken pursuant to the written consent shall be taken on or about April 10, 2013, 20 days after the mailing of this information statement.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

RECORD DATE AND VOTING RIGHTS

As of the close of business on February 22, 2013, the record date for determining stockholders entitled to notice, we had issued and outstanding (i) 2,397,818,199 shares of common stock, $0.01 par value per share, and (ii) 2,600,000 shares of redeemable convertible preferred stock, $0.01 par value per share. Each share of common stock and redeemable convertible preferred stock is entitled to one vote in connection with the Amendment. However, on February 8, 2013, the holders of a majority of our voting stock signed a written consent approving the Amendment. As a result, the Amendment has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are not seeking written consent from any stockholders other than set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of January 24, 2013 (date of Annual Report), by each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, each director and all directors and executive officers as a group. Except as otherwise indicated by footnote, each of the named individuals has sole voting and investment power with respect to the shares of common stock beneficially owned:

Name **	Common Stock (1)(2)	% of Class	Convertible Preferred Stock(3)	% of Class	% of Voting Power (4)
Anthony M. Frank 320 Meadowood Court Pleasant Hill, CA 94523	124,637,418	5.1%	—	—	5.1%
Victor A. Hollander 970 Calle Amanecer, Suite F San Clemente, CA 92673	187,912,100	7.7%	—	—	7.7%
Gregg J. Newhuis 970 Calle Amanecer, Suite F San Clemente, CA 92673	925,500,500	38.0%	—	—	37.9%
Jeffrey G. Nunez 970 Calle Amanecer, Suite F San Clemente, CA 92673	39,309,454	1.6%	—	—	1.6%
Catherine A. Patterson 970 Calle Amanecer, Suite F San Clemente, CA 92673	1,050,679	*	2,163	*	*
Robert A. Pett 970 Calle Amanecer, Suite F San Clemente, CA 92673	371,483,375	15.2%	4,500	*	15.2%
Estate of Harry M. O’Hare, Sr. (5) 1000 El Centro S. Pasadena, CA 91030	86,483	*	931,629	35.8%	*
All officers and directors as a group (4 persons)	1,153,772,733	47.4%	2,163	*	47.3%

  * Less than 1%

** Includes address of five percent or more shareholders of any class.

(1)	Includes 83,983 shares of common stock issued upon conversion of Class B common stock held by founder, Harry M. O’Hare, who passed away in November 2006. Pursuant to the restrictions imposed on the Class B common stock by the California Corporation Commission prior to the Company’s initial public offering in 1987, upon the death of Mr. O’Hare, the Class B common stock automatically converts into share of common stock on a share-for-share basis.

(2)	The Convertible Preferred Stock was convertible into common stock only if specified earnings or market prices of the common stock were achieved prior to October 31, 1990. The specified earnings and market prices were not achieved and as of January 31, 1991, we were required to redeem these shares at $0.01 per share as of the fiscal year ended October 31, 1999.

(3)	Reflects the voting rights of the common stock and Convertible Preferred Stock, each of which carries one vote per share.

(4)	Mr. O’Hare, the Company’s founder, passed away on or about November 13, 2006.

VOTE REQUIRED

Our Bylaws provide that the affirmative vote of a majority of the shares of common stock is required to authorize an amendment to the Articles of Incorporation to effect an alteration in the total number of authorized shares of the Company’s common stock if that alteration occurs simultaneously with a reverse split of the common stock and the alteration is not pro rata with the reverse. Therefore, a total of 1,198,909,099 shares, representing approximately 50.1% of our outstanding shares of common stock, must be voted in favor of the Amendment in order for approval to be granted.

AMENDMENT TO ARTICLES OF INCORPORATION

On March 1, 2013, our Board of Directors approved, subject to receiving the approval of the stockholders of our common stock, the amendment to our Articles of Incorporation in the form of Exhibit A attached to this Information Statement, to effect a decrease in the total number of authorized shares of the Company’s common stock from 2,500,000,000 shares to 25,000,000, to occur simultaneously with a reverse of 500-to-1. We have obtained stockholder approval for the amendment by the affirmative vote of stockholders owning 1,630,849,811 shares, representing 68.0% of our outstanding shares of common stock on the record date of February 22, 2013. The proposed decreases will not become effective until the Amendment to the Articles of Incorporation of Micro Imaging Technology, Inc., in the form of Exhibit A, is filed with the California Secretary of State. We expect to make the appropriate filing as soon as practicable.

ACTION — AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

Our board of directors and holders of a majority of the outstanding voting power of the Company’s capital stock have adopted resolutions approving an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock, as described below.

The form of the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The Reverse Stock Split would permit (but not require) our board of directors to effect a reverse stock split of our issued and outstanding common stock at a ratio of one-for-five hundred (1:500). Our board of directors reserves the right to elect to abandon the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Upon effectiveness of the Reverse Stock Split, each 500 shares of existing common stock, as determined by our board of directors, will be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our board of directors is effecting the Reverse Stock Split with the primary intent of increasing the market price of our common stock and to make our common stock more attractive to a broader range of institutional and other investors. The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

We believe that the Reverse Stock Split will enhance our ability to obtain a potential initial listing on a national exchange. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. The NYSE MKT requires an initial listing bid price of $3.00 (or $2.00 depending on the applicable listing standard). Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become legally effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of California. However, the exact timing of the reverse, in accordance with SEC regulations and procedures (the “Effective Time”) that will effect the Reverse Stock Split will be approximately 20 days after the mailing of this information statement. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Upon effectiveness of the Reverse Stock Split, each 500 shares of existing common stock will be combined into one new share of common stock. The table below shows, as of February 22, 2013, the number of outstanding shares of common stock (excluding Treasury shares) that would result from the Reverse Stock Split (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-500	4,795,636

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be listed on the OTCQB under the symbol “MMTC” subject to any future decision of our Board of Directors to list our securities on a stock exchange.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio of one-for five hundred (1:500), subject to our treatment of fractional shares.

Accounting Matters

The amendment to the Company’s Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.01 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under California law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTERS’ RIGHTS

Under California Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the proposed amendment.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon:

(i)	Any director or officer since the beginning of our last fiscal year;
(ii)	Any proposed nominee for election as a director; or
(iii)	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed above in the section entitled “Principal Stockholders and Security Ownership of Management.” No director has advised that he intends to oppose the Amendment to the Articles of Incorporation, as more particularly described in this Information Statement.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with the Securities Exchange Act of 1934, file reports, proxy statements and other information, including annual reports on Form 10-K and quarterly reports on Form 10-Q, with the Securities and Exchange Commission. Reports and other information that we file can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site on the Internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge. The address of the site is http://www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Micro Imaging Technology, Inc. has duly caused this report to be signed by the undersigned thereunto authorized.

Micro Imaging Technology, Inc.

/s/ Jeffrey Nunez

Jeffrey G. Nunez, President

San Clemente, California

Dated: March 20, 2013